Exhibit 10.1

THIRD AMENDMENT

TO THE

AMGEN RETIREMENT AND SAVINGS PLAN

The Amgen Retirement and Savings Plan (“Plan”), as amended and restated effective January 1, 2006, is hereby amended, effective as of October 2, 2006, unless provided otherwise herein, as follows:

1.	A new Appendix D is hereby added to the Plan in substantially the form attached hereto.

2.	In all other respects not amended, the Plan is hereby ratified and confirmed.

To record this Amendment to the Plan as set forth herein, Amgen Inc. has caused its authorized officer to execute this document this 14th day of September 2006.

AMGEN INC.

By:	/s/ Brian McNamee
Its:	Senior Vice President, Human Resources

Appendix D

Provisions Relating to the Merger of the Retirement and Savings Plan

of Amgen Fremont Inc. into the Amgen Retirement and Savings Plan

1.	Introduction. The Abgenix 401(k) Retirement Plan was established by Abgenix Inc. (“Abgenix”) effective May 1, 1998 for the benefit of its eligible employees. On April 1, 2006, Amgen Inc. (the “Company”) merged with Abgenix and, in connection with the merger, the Company assumed sponsorship of the Abgenix 401(k) Retirement Plan, which was renamed the Retirement and Savings Plan of Amgen Fremont Inc. (the “Amgen Fremont Plan”).

2.	Merger of the Amgen Fremont Plan. The Amgen Fremont Plan shall be merged into the Plan effective October 2, 2006 (the “Merger Date”), and shall be continued in the form of the Plan. The merger of the Amgen Fremont Plan into the Plan and the transfer of assets described in Paragraph 4 below shall be made in accordance with Code Sections 401(a)(12) and 414(l) and the regulations thereunder.

3.	Participation. Each participant in the Amgen Fremont Plan employed by Amgen Fremont Inc. on June 30, 2006 became a Participant in the Plan on July 1, 2006. Each participant and beneficiary in the Amgen Fremont Plan on June 30, 2006, shall be referred to herein as a “Former Amgen Fremont Participant.”

4.	Transfer of Assets. The assets of the trust under the Amgen Fremont Plan shall be transferred to the Trustee of the trust for the Plan, which serves as the funding vehicle for the Plan, on or as soon as administratively practicable after the Merger Date.

5.	Transfer of Account Balances. All accounts maintained under the Amgen Fremont Plan shall be adjusted as of September 29, 2006, and the net credit balances in such accounts, as adjusted, shall be transferred to the Plan and credited to the corresponding accounts maintained for the Former Amgen Fremont Participants under the Plan according to the following mapping of investments:

Retirement and Savings Plan of Amgen Fremont Inc. Funds	Amgen Retirement and Savings Plan Funds
Schwab Institutional Money Market	Stable Value

Schwab Short Term Bond Index	Stable Value

Dreyfus Bond Market Index Inv.	Fidelity US Bond Index

Vanguard 500 Index	Spartan US Equity Index (Advantage)

Washington Mutual Investors R3	Fidelity Equity-Income

Hotchkis & Wiley Large Cap Value A	Fidelity Equity-Income

Growth Fund of America R3	Growth Fund of America R5

Dreyfus Mid Cap Index	Hotchkis & Wiley Mid Cap Value

Schwab Small Cap Index Inv.	50% Fidelity Small Cap Stock 50% Neuberger Berman Genesis Institutional

Munder Small Cap Value A	Neuberger Berman Genesis Institutional

Schwab International Index	50% Morgan Stanley Institutional International Equity A 50% Fidelity Overseas

Marisco Growth and Income	Growth Fund of America R5

Brokerage Window Assets	Fidelity Freedom Fund Default based on Age

Such balances, adjusted for subsequent earnings and losses, are referred to as “Former Amgen Fremont Accounts.”

6.	Vesting. Participants under the Amgen Fremont Plan were fully vested in their accounts under the Amgen Fremont Plan effective April 1, 2006.

7.	Loans. All outstanding loans under the Amgen Fremont Plan shall be transferred to the Amgen Plan effective as of October 2, 2006. All residence loans, which were issued under the Amgen Fremont Plan prior to September 22, 2006 at 4:00 p.m. Eastern, for terms greater than twenty (20) years shall be grandfathered. All new loans made to Former Amgen Fremont Participants from the Plan shall be subject to the loan provisions of Article 10 of the Plan effective as of October 2, 2006.

8.	Benefits, Rights, and Features. Unless provided otherwise herein this Appendix D, the Plan shall apply to all Former Amgen Fremont Participants, including the balances in their Former Amgen Fremont Accounts, effective October 2, 2006.

9.	Transfer of Records. On or as soon as administratively practicable after the Merger Date, the plan administrator of the Amgen Fremont Plan shall transfer to the Plan Administrator of the Plan all administrative records maintained with respect to the Former Amgen Fremont Participants on September 29, 2006.

10.	Use of Terms. Terms used in this Appendix D with respect to the Amgen Fremont Plan and the Plan shall, unless defined in this Appendix D, have the meanings of those terms as defined in the Amgen Fremont Plan or the Plan, as the case may be. All of the terms and provisions of the Plan shall apply to this Appendix D except that where the terms of the Plan and this Appendix D conflict, the terms of this Appendix D shall govern.